Exhibit 10-l

                          KLT Gas Inc.

                      Compensation Program

                   Effective January 1, 2001

1.  PURPOSE

The Compensation Program (the "Program") of KLT Gas Inc. (the "Company") is designed to fairly compensate employees for individual and Company performance, and to align employee compensation with the goal of increased shareholder value.

2.  ADMINISTRATION

The Program shall be administered by KLT Inc., as sole shareholder and designated director of the Company (the "Director"), acting through its President. The Director may establish such rules and regulations, and take such actions and determinations, as it deems necessary or advisable for the administration of the Program. Such rules, regulations, actions and determinations shall be final, binding and conclusive for all purposes and on all affected persons.

3.  ELEMENTS OF COMPENSATION

The compensation of employees of the Company is comprised of four elements: (a) base salary; (b) fringe benefits; (c) discretionary bonuses; and (d) incentive compensation based on a Value Creation
Plan.  These three elements are described below.

4.  BASE SALARY, BENEFITS AND DISCRETIONARY BONUSES

An employee's base salary is set by the Director from time to time in its sole discretion. Employees shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that such employee's position, tenure, salary, age, health and other qualifications make him or her eligible to participate.

Employees are also eligible for bonuses, in the sole discretion of the Director, based upon the achievement of Company operational and financial goals and objectives and mutually-agreed individual goals. However, employees are not guaranteed, and have no right to, such bonuses.

5.  VALUE CREATION PLAN

     a.  The Value Creation Plan (the "Plan") described in this
Section 5 is part of the Program. The Plan is designed to provide incentive compensation to employees only with respect to the increase in value of the Company's investments in direct and indirect affiliates, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, in which the Company's employees have a management or director role (each an "Affiliate" and collective the "Affiliates"). The Affiliates of the Company as of January 1, 2001, are listed on EXHIBIT A. The Director shall have the discretion of amending EXHIBIT A from time to time to reflect

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additions and deletions of the Company's Affiliates included in the Plan. The Director may, in its sole discretion, determine that disposition of certain properties or other assets of the Company should be treated, for purposes only of this Plan, as dispositions of Affiliates. Such properties or other assets, if any, shall be reflected on EXHIBIT A, as it may be amended from time to time.

     b. The Director, after taking into account the recommendations of the Company management, shall establish a baseline value (the ABaseline@) for the equity ownership by the Company with respect to each Affiliate included in the Plan. The Baseline for Affiliates existing at the time of initial adoption of the Plan shall be based on the current fair market value, on a pre-tax basis, established by the Director in its sole good faith opinion, and is set forth on EXHIBIT A. The Baseline for Affiliates included subsequent to the Plan=s initial adoption shall be the amount of the Company's capital investment in such Affiliates (for purposes of this Plan, capital investment means and shall be limited to equity investment). The Baseline of each Affiliate shall be increased by the amount of additional capital investments in such Affiliate by the Company and decreased by the amount of distributions from such Affiliate to the Company.

     c. The aggregate amount available to be distributed to employees (the APool@) shall be 2.625% percent of the difference between (i) the Amount Realized (as defined below) on each Affiliate or Company, as the case may be, and (ii) the sum of the Baseline for such Affiliate or Company, as the case may be, and an amount equal to a 10% annual pre-tax return on such Baseline (such Baseline shall be computed, as to Affiliates existing as of the date of initial adoption of the Plan, from the date of such adoption, and, as to Affiliates included subsequent to the Plan's initial adoption, from the date of such subsequent inclusion.
The Baseline for the Company shall be the sum of the Baselines of its Affiliates). If the amount calculated pursuant to clause 5.c.(i) is less than the amount calculated pursuant to clause 5.c.(ii), then the Pool shall be reduced by an amount equal to 2.625% percent of such difference and the amounts in the employees' Incentive Accounts shall be accordingly adjusted to reflect this reduction in the Pool.

     d. Except as otherwise provided herein, no distributions shall be due or payable under the Plan until and unless the aggregate Amount Realized on the Affiliates or Company is, at the time of such distributions, at least $30 million (the "Threshold"). The Threshold only determines when and if distributions are payable; distributions shall be otherwise payable on all Amounts Realized.

     e. The Amount Realized for each Affiliate or Company will be determined upon the occurrence of a Realization Event. A
Realization Event shall be deemed to occur upon the earliest to occur of the following events:

          (i) an initial public offering (an AIPO@) of common stock of the Company or an Affiliate;
          (ii) the sale of twenty percent (20%) or more of the fully diluted capital stock or other equity securities in the Company or an Affiliate;
          (iii)     a merger or consolidation of the Company or
               an Affiliate in which the Company is not the
               survivor or the controlling shareholder of the resulting entity;
          (iv) a sale, disposition or other transfer of all or substantially all of the assets


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               of the Company or an Affiliate; and
           (v) a liquidation or dissolution of the Company or an Affiliate.

     f. The Amount Realized in events (i) through (v), above, shall be the fair market value on a pre-tax basis (the AFMV@) of the Company or the Company's investment in the affected
Affiliate, as applicable, based upon the IPO price or the consideration received in the Realization Event, less all applicable costs and expenses associated with the event
(including but not limited to engineering, accounting and auditing, legal, broker and hedge costs) as determined in the sole judgment of the Director.

     g. If, after a Realization Event occurs with respect to a particular Affiliate, the Company retains a direct or indirect ownership interest in such Affiliate and all distributions relating to the Realization Event have not been paid due to distribution payment limitations set forth below, then the Amount Realized with respect to such Realization Event shall be annually adjusted to reflect any further accretion or dilution to the FMV realized by the Company in such Affiliate. Nothing in paragraphs 5.c. or 5.g. shall be deemed to require employees to repay to the Company any distributions previously received on account of such Realization Event.

     h. The Director, acting in its sole discretion after taking into account the recommendations of the Company's President shall determine the allocation of the Pool (including but not limited to specific allocations of Amounts Realized) among the employees of the Company (the "Awards", and each employee receiving an Award is a "Participant") and any reallocation of any amounts in any employee's Incentive Account that are not paid as a result of the termination of such employee's employment with the Company (or other applicable events) pursuant to the provisions hereof. An Award shall be subject to all terms and conditions of this Plan, and shall, if the employee is not a party to a separate written employment agreement or other agreement containing a noncompetition or nondisclosure covenant, be conditioned upon the Participant executing and delivering a noncompetition or nondisclosure agreement, at the Director's option, in substantially the form attached hereto as EXHIBIT B.

     i. A notional account ("Incentive Account") shall be established and maintained for each employee receiving Awards under the Plan, showing the Awards granted, the portion of the value or Amounts Realized as allocated to the employee (whether specified as a specific determinable dollar amount or as a percentage of the Pool), any adjustments thereto pursuant to the terms of the Plan, and the payments made under the Plan to such employee. It is specifically contemplated that adjustments to the Pool, and the corresponding amounts allocated to employee's Incentive Accounts, may be either positive or negative, as calculated pursuant to Section 5.c. for each Realization Event, and that as a result the Pool and the employees' Incentive Accounts may be either positive or negative.

     j. Except as otherwise provided herein, payments shall be made to each employee so long as the employee has a positive amount in his or her respective Incentive Account and the Threshold has been satisfied, both as of the end of a calendar year. In such event, a sum equal to 50% of the positive year-end amount in each Participant=s Incentive Account shall be paid within 15 days of the end of such year, net of all applicable withholding taxes.


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k.  Allocations and payments under the Plan and related
determinations shall be made in the same manner as contemplated in the examples set forth in EXHIBIT C attached hereto.


6.  EFFECT OF TERMINATION OF EMPLOYMENT.

     a. Nothing in this Program (including but not limited to the Plan) shall be construed to:

          (i) Give any employee any right to be awarded a discretionary bonus or an Award, other than in the sole discretion of the Director;

          (ii) Give an employee any right whatsoever with respect to any equity interest in the Company or any of its Affiliates;

          (iii) Limit in any way the right of the Company to terminate an employee's employment with the Company at any time (subject, however, to any separate written employment agreement between the employee and the Company); or

          (iv)      Be evidence of any agreement or
               understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration or for any particular period of time (subject, however, to any separate written employment agreement between the employee and the Company).

     b. Except as may otherwise be provided in a separate written employment agreement between the employee and the Company, termination of an employee's employment with the Company shall have the following effect on the employee's Award:

          (i) If the Company terminates the employee's employment for any reason (including but not limited to death or disability) other than Cause (as defined below), the employee will be entitled to receive, within 30 days of termination of employment, a lump sum equal to 50% of the Award remaining in the employee's Incentive Account at the time of such termination, net of all applicable withholding taxes. The employee shall not be entitled to any other portion of the Award remaining in the employee's Incentive Account.

          (ii) If the employee terminates employment, or is terminated for Cause, the employee shall forfeit all of the Award remaining in the employee's Incentive Account at the time of such termination.

          (iii)     ACause@ is defined as:

               (a)       Dishonesty of the employee with respect
                    to the Company;


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               (b)       Willful misfeasance or nonfeasance of
                    duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company or its respective officers, directors or employees;

               (c)       Upon a charge by a governmental entity
                    against the employee of any crime involving moral turpitude or which could reflect unfavorably upon the Company or upon the filing of any civil action involving a charge of embezzlement, theft, fraud, or other similar act;

               (d)       Willful or prolonged absence from work
                    by the employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the employee to perform his duties and responsibilities without the same being corrected upon ten (10) days prior written notice;

               (e)       Breach by the employee of any of the
                    covenants contained in EXHIBIT B, or
                    termination by the Company of the employee for Acause@ under an applicable separate written employment agreement; or

               (f)       Failure by the employee to materially
                    meet agreed-upon performance standards.

7.  GENERAL TERMS AND CONDITIONS

     a. NON-ALIENATION. No Award or any other rights under this Program shall be subject to alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to alienate, sell, assign, pledge, encumber, or charge the same shall be void. No Award hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person awarded such Award. If any employee hereunder should become bankrupt or attempt to alienate, sell, assign, pledge, encumber, or charge any Award hereunder, then such Award shall, in the discretion of the Director, cease.

     b. TERMINATION OR AMENDMENT OF PROGRAM. Unless otherwise amended or terminated as provided in this paragraph, this Program, including but not limited to the Plan, shall terminate as of December 31, 2004, and all amounts then remaining in Incentive Accounts shall be paid within 15 days of such termination, net of all applicable withholding taxes. The Director may terminate or amend this Program, including but not limited to the Plan, in whole or in part, at any time in its sole discretion, subject to the limitations contained in the next sentence. Notwithstanding the preceding sentence, (i) any Award which is payable (that is, the Threshold had been reached) upon the termination of the Plan shall nevertheless be paid in accordance with the terms of the Plan (however, no Realization Events occurring after such termination shall be recognized for determining the amount of such Award), and (ii) any Awards payable (that is, the Threshold had been reached) at the time the Director amends the Plan shall nevertheless be


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payable accordance with the terms of the Plan in effect prior to such amendment.

     c. CAPTIONS. The captions of any section or subsection of this Program have been inserted for convenience and reference only and are to be ignored in the construction of the provisions hereof.

     d. EXECUTION OF NECESSARY DOCUMENTS. All persons claiming any interest whatsoever under this Program agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Program or any of its elements or provisions.

     e. NOTICE. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Participant at his address shown on the Company=s employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days= advance written notice to the other party hereto.

     f. CHOICE OF LAW. This Program and all documents associated therewith shall be construed, interpreted and enforced in accordance with the laws of the State of Kansas, without giving effect to that State=s conflict of laws provisions.

     g. VENUE. All actions or proceedings with respect to this Program or any documents associated therewith shall be instituted only in any state or federal court sitting in Johnson County, Kansas, and by execution of this Program and the acceptance of discretionary bonuses or Awards, the Company and the affected employee irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     h. NO WAIVER. No delay or omission by the Company in exercising any right under this Program shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     i. EFFECT OF INVALIDITY. In case any provision of this Program shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     j. TERMINATION OF ALL OTHER INCENTIVE PLANS. This Program supersedes and replaces all other existing compensation, bonus and incentive plans or programs of the Company as of January 1, 2001. All such plans or programs, including but not limited to that certain Annual Incentive Plan adopted by the Director on or about April 12,2000, are hereby terminated and of no further effect. Notwithstanding the foregoing, nothing herein shall affect the incentive awards made to certain employees as reflected in certain letters issued by the Company to such


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employees on or about October 24, 2000.

     k. APPLICATION TO EMPLOYEES OF AFFILIATES. From time to time, employees of KLT Inc. or other affiliates of the Company ("Affiliate Employees") may, as officers or agents of the Company, provide services to the Company. The Director, in its sole discretion, may grant Awards to such Affiliate Employees pursuant to the terms of the Plan; provided that in such situation, references to the "Company" (i) in Sections 6.a.(iii), 6.a.(iv), 6.b., 6.b.(i) and 6.b.(iii)(e) shall refer to the Company affiliate employing the Affiliate Employee, and (ii) in Sections 6.b.(iii)(a) through (c) shall refer to either the Company or the Company affiliate employing the Affiliate Employee, or both.

     In witness whereof, the Company has executed this Program as of the date first above written.


               KLT GAS INC., a Missouri corporation

               By:  /s/Bruce B. Selkirk